Exhibit 10.2

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the "Agreement") is dated this __ day of June, 2007 by and between EnterConnect, Inc. ("EnterConnect") and _______________ ("Employee")(collectively, the “Parties”).

WHEREAS, Employee was employed by EnterConnect commencing _________,  200_ until he resigned from EnterConnect on or about ________, 2007;

WHEREAS, EnterConnect was unable to pay Employee his salary for work performed from _______, 2007 to the date of Employee’s resignation; and

WHEREAS, the parties hereto desire to resolve all disputes arising between themselves including, but not limited to, all disputes relating to wages, salaries and related benefits between Employee and EnterConnect;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.   Settlement and Release.  In exchange for the issuance by EnterConnect of ______________ (___) shares of EnterConnect’s common stock, par value $0.001 per share (the “Shares”), which EnterConnect represents and warrants shall be included on its Registration Statement of Form SB-2 or such other form as is appropriate, ,  Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges EnterConnect and its subsidiaries and affiliates and each of their current or former officers, directors, stockholders, attorneys, agents, or employees (collectively, the "EnterConnect Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which he ever had or now has against the EnterConnect Released Parties including, but not limited to, all claims arising out of Employee's employment with or separation from EnterConnect, the Employment Agreement, all claims and damages relating to race, sex, national origin, handicap, religious, sexual orientation, benefits and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et. seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et. seq., and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq., and similar state or local  statutes, all wrongful discharge claims, all common law claims including, but not limited to, actions in tort, defamation, breach of contract and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.  Notwithstanding the foregoing, in no event shall Employee be deemed by this Paragraph 1 to have released any rights to indemnification or contribution as provided by law or to any protection provided to Employee under EnterConnect's directors' and officers' liability insurance policies.

2.           Prior Agreements.  The Parties mutually agree to terminate and cancel any and all prior agreements, business arrangements and joint ventures among the Parties so that upon execution of this Agreement all prior agreements, business arrangements and joint ventures shall be void and without effect.  The Parties also agree that the terms of this Agreement will govern despite any terms contained in the said prior agreements or any other understanding or agreement heretofore entered into by the Parties.

3.           Nondisclosure of Confidential and Proprietary Information. Employee shall maintain the confidentiality of all confidential and proprietary information of EnterConnect. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of EnterConnect, until after such time as such information has become publicly known otherwise than by act or collusion of Employee. Employee further agrees that he will return all EnterConnect's property and confidential and proprietary information in his possession to EnterConnect within five (5) business days from the date of this Agreement.

4.           Non-Disparagement. Employee and EnterConnect mutually agree that the terms of this Agreement are amicable and mutually acceptable and the Parties agree with the other that neither shall malign, defame, blame, or otherwise disparage the other, either publicly or privately regarding the past or future business or personal affairs of EnterConnect or Employee.

5.           Confidentiality.  The Parties hereto understand and agree that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential, and none of the above shall be disclosed except to the extent required by federal or state law.

6.           No Promises of Representations of Reliance.  None of the Parties (nor any officer, agent, employee, representative, or attorney of or for any of the parties) has made any statement or representation to any of the other parties regarding any fact relied upon any statement, representation or promise of any of the other Parties (or any officer, agent, employee, representative or attorney for any of the parties) in executing this Agreement, except as expressly stated in this Agreement. Each party to this Agreement has made such independent investigation of the facts herein and to all the matters pertaining thereto, as he, she or it deemed necessary.

7.           Binding Effect.  All covenant, promises, obligations, representations, and warranties set forth herein shall be binding on all heirs, successors, assigns, licensees, agents, and representatives of each of the parties hereto as shall all of the benefits herein.

8.           Drafting.  The Parties hereto agree that this Agreement has been negotiated and drafted jointly, that the order of the paragraphs have no significance, and that the language hereof shall be construed as a whole according to its fair meaning and interpretation.

9.           Amendment.  This Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto.  This agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10.           Entire Agreement and Applicable Law.  This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the settlement of claims the parties have against each other.  This Agreement cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.  This Agreement shall be governed by the laws of the State of New York to the extent not preempted by federal law.

11.           Counterparts.  This Agreement may be executed in one or more separate counterparts, in original or facsimile form, each of which, when so executed, shall be deemed an original and shall together constitute one and the same instrument which may be sufficiently evidenced by any one counterpart, and each of which shall be fully effective against all persons executing the same and all persons or entities claiming under or through them.

IN WITNESS WHEREOF, the parties hereto have executed this Release and Settlement Agreement as of the date set forth above.

ENTERCONNECT INC.		EMPLOYEE

By:
SAM JANKOVICH
Chairman, CEO